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                                                              Exhibit 99(b)(11)




29 August 2000

TO:               Foster's Brewing Group Limited (ABN 49 007 620 886)
                  77 Southbank Boulevard
                  Southbank   VIC   3006

                  Attention:  Vice President, Treasury

AND TO:           The Borrowers

Dear Sir

Following our recent discussions we wish to amend the facility agreement (as amended) dated 27 February 1991 between, among others, us (the FACILITY AGREEMENT) in the manner set out below.

Words which are defined in the Facility Agreement and which are used in this letter have the same meaning in this letter as in the Facility Agreement, unless the context requires otherwise.

1.   AMENDMENTS

1.1  The Facility Agreement is amended as follows.

     (a) The Recital A, the reference to A$300,000,000 is replaced with A$500,000,000.

     (b) In Clause 1.1, in the definition of COMMITMENT reference to `A$300,000,000' is replaced with `A$500,000,000'.

     (c) In Clause 1.1, in the definition of REPAYMENT DATE the reference to `31 December 2004' is replaced with `30 September 2005'.

     (d) In Clause 1.1, the definition of BRIDGING FACILITY AGREEMENT is inserted as follows:

         "BRIDGING FACILITY AGREEMENT means the Bridging Facility Agreement dated on or about the date of this letter between FBG Treasury (USA) Inc., Foster's Brewing Group Limited, the Agent and the Participants as defined under that agreement."

     (e) In Clause 1.1, the definition of REGULATION U is inserted as follows:

         "REGULATION U means Regulation U of the Board of Governors of the US Federal Reserve System, in effect from time to time."

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     (f) In Clause 20.4, delete the word, "The" at the beginning of the paragraph and replace it with the words, "Subject to Clause 35(b), the".

     (g) In Clause 32(a) (Acknowledgment by Borrowers and Foster's Brewing Group) after the word, `undertaking', insert the words, "but excluding the representations in Clause 34".

     (h) A new Clause 34 (Lender and BNZ Representations) inserted as follows:

         "The Lender and BNZ each represents and warrants to each of the Borrowers and Foster's Brewing Group that it, in good faith, is not relying upon any MARGIN STOCK (as defined in Regulation U) as collateral in the extension or maintenance of the financial accommodation provided for in this Agreement."

     (i) A new Clause 35 (Amendments) inserted as follows:

         (i)"(a)Each Borrower irrevocably authorises Foster's Brewing Group to agree with the Lender or BNZ to any amendment to, or to any waiver in respect of, any provision of this Agreement. The Borrower's consent to any such amendment or waiver is not required. Each Borrower will be bound by any such amendment or waiver agreed to by Foster's Brewing Group as if it were party to the relevant agreement or waiver. Any such amendment or waiver will only be effective after the Lender has received in form and substance satisfactory to it a legal opinion with respect to the laws of the jurisdiction of incorporation of the Borrower and this Agreement."

         (ii)"(b) No amendment to Clauses 10.1(g) and (h) of the Trust Deed is permitted without the prior written consent of the Lender who is the Creditor Group Representative."

1.2 The amount of the increase in Commitment effected by this letter may only be drawn by Treasury USA and such of the other Borrowers in respect of which the Lender has received in form and substance satisfactory to it a legal opinion with respect to the laws of the jurisdiction of incorporation of the Borrower and this letter.

1.3 Any breach of this letter shall be deemed to be a breach of the Facility Agreement.

1.4 Each of Treasury USA and Foster's Brewing Group (jointly and severally) indemnifies each Lender on demand against any claim, loss, liability, cost and expense that may be incurred or sustained by the Lender (or any officer or employee of the Lender) as a consequence of the Lender having entered into this letter, having provided the Facility

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         or having made the increased Commitment or the proposed or actual application of the proceeds of the Segments.

1.5 Notwithstanding any other provision of this letter or the Facility Agreement ("Relevant Agreement"):

        (a) if GST is payable in relation to a supply made under or in connection with a Relevant Agreement the party making the supply may, in addition to any amount or consideration payable under the Relevant Agreement, and subject to issuing a valid tax invoice, recover from the recipient of the supply an additional amount on account of GST, such amount to be calculated by multiplying the relevant amount or consideration payable for the relevant supply by the prevailing GST rate;

        (b) without limiting the generality of the foregoing, in the event that the Lender is not entitled to an input tax credit in respect of the amount of any GST charged to or recovered from the Lender, by any person, or payable by the Lender, or in respect of any amount which is recovered from the Lender by way of reimbursement of GST referable directly or indirectly to any supply made under or in connection with a Relevant Agreement, the Lender shall be entitled to increase any amount or consideration payable by the Borrower on account of such input tax and recover from the Borrower the amount of any such increase;

        (c) where a Borrower is required under a Relevant Agreement to indemnify or reimburse the Lender for any costs, expenses or liabilities of the Lender, then the amount of the costs, expenses or liabilities is the actual amount incurred by the Lender, less any input tax credit the Lender is entitled to receive in relation to those costs, expenses or liabilities. For the purposes of this paragraph (c) the Lender is entitled to receive those input tax credits that can be identified and quantified in accordance with the apportionment model used by the Lender from time to time as approved by the Australian Taxation Office.

         Any additional amount on account of GST, or on account of an amount for which the Lender is not entitled to an input tax credit, recoverable from the Borrower pursuant to paragraph (a) or paragraph (b) of this Clause shall be calculated without any deduction or set-off of any other amount.

         In this clause the terms input tax credit and tax invoice have the meanings given in section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999.

2.       FEES

2.1 The following establishment fees are payable on execution of this letter:

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         (a) 0.05% on the existing AUD 300,000,000 facility (ie, A$150,000); and

         (b) 0.25% on the increased Commitment of AUD 200,000,000 intended to be effected by this letter.

         Subject to clause 3.3(b) of this letter, the establishment fees are non-refundable.

2.2 From and including the Effective Date, the Margin will be increased to 0.375% per annum for each Funding Period of a Segment under any Facility that commences on or after the Effective Date.

2.3 From and including the Effective Date, a facility fee accrues at 0.275% per annum on the maximum amount of the Commitment in each calender quarter in which the facility fee is calculated. The facility fee is calculated on the actual mumber of days elapsed and on the basis of a year of 365 days. The accrued facility fee must be paid by the Borrowers in A$ on the last Business Day of each calendar quarter.

3.       EFFECTIVE DATE

3.1 Clause 1.1 of this letter takes effect, and the parties agree to be bound by the amendments effected by that clause, from the date (the EFFECTIVE DATE) the conditions precedent in the Bridging Facility Agreement are satisfied or waived and the Lender has received each of the following items in form and substance satisfactory to it:

         (a) legal opinion from Mallesons Stephen Jaques, Australian legal advisers to the Lender; and

         (b) legal opinion of Jones Day Reavis & Pogue, legal advisers to Treasury USA and Foster's Brewing Group; and

         (c) this letter duly executed by all parties to it.

3.2 Subject and without prejudice to clause 3.3, clause 1.1 of this letter (other than clause 1.1(i)(i)) is not effective if the 3.2 Chief Financial Officer of Foster's Brewing Group notifies the Lender that at least 50% of the shares in Bordeaux have not been directly or indirectly acquired and that Foster's Brewing Group will not be proceeding with the proposed acquisition of Bordeaux.

3.3      Notwithstanding anything in this clause 3:

         (a) clause 1.1(i)(i) of this letter takes effect from the date the Lender has received each of the items specified in clause 3.1(a),
             (b) and (c) in a form and substance satisfactory to it but it will only take effect with respect to a Borrower other than Treasury USA upon the Lender having received in form and substance satisfactory to it a legal opinion with respect to the laws of the jurisdiction of incorporation of that Borrower and this Agreement; and

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         (b) the Lender is entitled to retain for its own account 50% of the establishment fee paid under clause 2, but the remaining portion of that fee which has been paid under that clause must be refunded by the Lender.

4.       REMAINING PROVISIONS UNAFFECTED

         Except as specifically amended by this letter, all terms and conditions of the Facility Agreement remain in full force and effect. With effect from the Effective Date (as defined in clause 3), the Facility Agreement as amended by this letter is to be read as a single integrated document incorporating the amendments effected by this letter.

5.       COUNTERPARTS

         The agreement contained in this letter may be accepted by any one of the Borrowers in any number of counterpart letters. All counterpart letters will be taken to constitute one instrument.


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

Yours faithfully


SIGNED for and on behalf of                   )
NATIONAL AUSTRALIA                            )
BANK LIMITED (ABN 12 004 044 937)
                                              /s/ Peter Baldi
                                              ----------------------------------
                                              Signature

                                              Peter Baldi
                                              ----------------------------------
                                              Print Name


SIGNED for and on behalf of                   )
BANK OF NEW ZEALAND                           )
                                              /s/ Shelley Maree Ruha                 /s/ Douglas Ian Dellmore
                                              ----------------------------------     ----------------------------------
                                              Signature

                                              Shelley Maree Ruha                     Douglas Ian Dellmore
                                              ----------------------------------     ----------------------------------
                                              Print Name



SIGNED FOR AND ON BEHALF OF                   )
FOSTER'S BREWING                              )
GROUP LIMITED (ABN 49                         )
007 620 886), FBG TREASURY                    )
(AUST.) LIMITED (ABN 80                       )
006 865 738), FBG TREASURY                    )
(UK) PLC, FBG TREASURY                        )
(EUROPE) B.V, FBG                             )
TREASURY (NZ) LIMITED,
FBG TREASURY (USA) INC
                                              /s/ Domenic Panaccio
                                              ----------------------------------
                                              Signature

                                              Domenic Panaccio
                                              ----------------------------------
                                              Print Name


DATED:  29 August 2000

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